Exhibit 4.1
AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
RURAL HOSPITAL ACQUISITION, L.L.C.
     Rural Hospital Acquisition, L.L.C., an Oklahoma limited liability company (the “Company”) formed pursuant to the provisions of the Oklahoma Limited Liability Company Act, Okla. Stat. Tit. 18, §2000 et seq. (the “Act”), on April 24, 2007 by filing its original Articles of Organization, desiring to amend and restate its original Articles of Organization, does hereby execute the following Amended and Restated Articles of Organization for the Company:
I. AMENDED ARTICLES. The original Articles of Organization of the Company are amended as follows:
A.	Article V is hereby deleted in its entirety and replaced with the following:

“The equity ownership of the Company will be expressed in term of number of Units of the Company (“Units”) held by an individual or entity. The Units will be of two classes, Voting Units and Non-Voting Units, with differing rights as provided in the Amended and Restated Operating Agreement of the Company, dated October 30, 2007 (the “Operating Agreement”). The authorization or issuance of any new Units will require approval by holders of seventy-five percent (75%) of the outstanding Voting Units of the Company by vote, written consent, or other method approved in the Operating Agreement.”

B.	The following Article VI is hereby added:

“Except and to the extent otherwise provided in the Operating Agreement, the Company is to be manager-managed by a board of managers (the “Managers”). Except and to the extent otherwise provided in the Operating Agreement, the board of Managers will consist of: two managers appointed by Surgical Center Acquisition Holdings, Inc. (“SCAH”) or its permitted successors under the Operating Agreement, two managers appointed by Carol Schuster or her permitted successors under the Operating Agreement, and a fifth director mutually agreed upon by SCAH or its permitted successors under the Operating Agreement, on the one hand, and Carol Schuster or her permitted successors under the Operating Agreement, on the other. The Managers will have all authority conferred or set forth in the Act and the Operating Agreement, provided, however, that the following actions shall require the approval of 80% of the Managers:
1.	Divesting and/or selling any assets greater than $25,000 in value;

2.	Hiring and/or terminating any Company executives;

3.	Selling, liquidating, consolidating, reorganizing, merging or otherwise engaging in any Change of Control Transaction. “Change of Control Transaction” means mean (a) a sale, lease or other transfer of all or substantially all of the assets of the Company, (b) a reorganization, merger, or consolidation of the Company with or into any other limited liability company or entity, or an acquisition of the

Company effected by an exchange of outstanding securities of the Company, or a redemption or repurchase of the outstanding Units issued by the Company (other than the redemption or repurchase of the Non-Voting Units), in which transaction the Company’s members immediately prior to such transaction own immediately after such transaction less than fifty percent (50%) of the equity securities of the surviving limited liability company or entity (or its parent), (c) any sale of voting control or other transaction similar to those described in clause (b) above, following which the Company’s members immediately prior to such transaction no longer hold effective control of the Company following such transaction, whether through voting power, ownership, ability to elect Managers, or otherwise, or (d) liquidation, dissolution, shut down cessation of business, whether voluntary or involuntary, or other winding up of the Company;
4.	Acquiring any assets and/or operating businesses in excess of $25,000 in value;

5.	Incurring any indebtedness for borrowed money;

6.	Encumbering any of the assets of the Company by creating outside third-party obligations;

7.	Any leasing of equipment, individually or in the aggregate, in excess of $25,000 per annum;

8.	Increasing the number of authorized units of membership of the Company;

9.	Selling of all or substantially all of the Company’s equity interests or assets;

10.	Changing compensation to Company executives and/or declaring and paying any bonuses;

11.	Declaration and/or distributing of any distributions to Members;

12.	Changing the headquarters location of the Company;

13.	Changing the Company’s name;

14.	Entering into any new or revised facility-building leases;

15.	Filing bankruptcy voluntarily on behalf of the Company;

16.	Making changes or additions in outside accountants and/or legal counsel of the Company;

17.	Changing the total number of Managers or otherwise making, altering, amending or rescinding the Operating Agreement or the Company’s Amended and Restated Articles of Organization;
RHA Amended and Restated Articles of Organization

18.	Making a determination of “Disability,” as such term is defined in the employment agreement of Michael Schuster (the “Schuster Employment Agreement”) described in Section 5.2 of that certain Membership Interest Purchase Agreement dated October 30, 2007 (the “Membership Interest Purchase Agreement”), by and among SCAH, as the buyer; Carol Schuster and the Company, as the sellers; Tri-Isthmus Group, Inc. and Michael Schuster, RHA Tishomingo, LLC, RHA Stroud, LLC and RHA Anadarko, LLC; .

19.	Making changes to the Company’s business plan, including, without limitation, changes to the business or manner of business as conducted or presently contemplated to be conducted by the Company pursuant to such business plan;

20.	Entering into transactions with affiliates of Members or Managers of the Company;

21.	Creating subsidiaries;

22.	Effecting a redemption of Units, including, without limitation, the redemption of the Non-Voting Units pursuant to the Operating Agreement;

23.	Approving contracts with non-competes or most favored nation provisions binding on the Company;

24.	Appointing any committee authorized to act in the place of the Board of Managers;

25.	Taking any action that would materially affect the rights of Carol Schuster, Michael Schuster or SCAH under the Operating Agreement, the Schuster Employment Agreement and the Membership Interest Purchase Agreement (collectively, the “Transaction Agreements”), or any other agreement entered into by Carol Schuster, Michael Schuster or SCAH in connection with the transactions contemplated by the Transaction Agreements;

26.	Permitting any Member, substitute Member or holder of an economic interest in a Unit to, directly or indirectly, sell, assign, pledge, mortgage or otherwise dispose of, encumber or transfer its Interest in the Company;

27.	Admitting additional Members or substitute Members;

28.	Selecting an appraiser for, or otherwise making a determination of, the fair market value of the Units, whether pursuant to the Operating Agreement or otherwise;

29.	The offering, selling or issuing of any new securities by the Company;

30.	Approving loans to the Company by Members;

31.	Doing any act in contravention of the Transaction Agreements or any other agreement entered into by Carol Schuster or Michael Schuster in connection with
RHA Amended and Restated Articles of Organization

the transactions contemplated by the Transaction Agreements (including any act which requires approval of Members) or failing to do any act required by the Transaction Agreements or any other agreement entered into by Carol Schuster or Michael Schuster in connection with the transactions contemplated by the Transaction Agreements;

32.	Doing any act which would make it impossible to carry on the ordinary business of the Company;

33.	Confessing a judgment against the Company in connection with any threatened or pending legal action;

34.	Approving any capital contributions not contemplated by the Membership Interest Purchase Agreement;

35.	Electing the method under Section 704(c) to handle any disparity between the fair market value of property contributed by a Member from the contributing Member’s adjusted tax basis in the property; or

36.	Approving the dissolution of the Company.
C.	The following Article VII is hereby added:

Any action taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, is signed by all Members having the right to vote upon the matter.
II. RESTATEMENT OF ARTICLES OF ORGANIZATION. The original Articles of Organization of the Company are hereby amended and restated in their entirety as follows:
ARTICLE ONE
The name of the Company is Rural Hospital Acquisition, L.L.C.
ARTICLE TWO
The period of the Company’s duration shall be perpetual.
ARTICLE THREE
     The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Oklahoma Limited Liability Company Act, Okla. Stat. Tit. 18, §2000 et seq., as it may be amended from time to time, and any successor to such Act (the “Act”).
RHA Amended and Restated Articles of Organization

ARTICLE FOUR
     The street address of the principal place of business of the Company is 210 Park Avenue, Suite 2900, Oklahoma City, OK 73102, and the name and address of the resident agent of the Company is J. Clay Christensen, 210 Park Avenue, Suite 2900, Oklahoma City, OK 73102.
ARTICLE FIVE
     The equity ownership of the Company will be expressed in term of number of Units of the Company (“Units”) held by an individual or entity. The Units will be of two classes, Voting Units and Non-Voting Units, with differing rights as provided in the Amended and Restated Operating Agreement of the Company, dated October 30, 2007 (the “Operating Agreement”). The authorization or issuance of any new Units will require approval by holders of seventy-five percent (75%) of the outstanding Voting Units of the Company by vote, written consent, or other method approved in the Operating Agreement.
ARTICLE SIX
     Except and to the extent otherwise provided in the Amended and Restated Operating Agreement of the Company (the “Operating Agreement”), the Company is to be manager-managed by a board of managers (the “Managers”). Except and to the extent otherwise provided in the Operating Agreement, the board of Managers will consist of: two managers appointed by Surgical Center Acquisition Holdings, Inc. (“SCAH”) or its permitted successors under the Operating Agreement, two managers appointed by Carol Schuster or her permitted successors under the Operating Agreement, and a fifth director mutually agreed upon by SCAH or its permitted successors under the Operating Agreement, on the one hand, and Carol Schuster or her permitted successors under the Operating Agreement, on the other. The Managers will have all authority conferred or set forth in the Act and the Operating Agreement, provided, however, that the following actions shall require the approval of 80% of the Managers:
1.	Divesting and/or selling any assets greater than $25,000 in value;

2.	Hiring and/or terminating any Company executives;

3.	Selling, liquidating, consolidating, reorganizing, merging or otherwise engaging in any Change of Control Transaction. “Change of Control Transaction” means mean (a) a sale, lease or other transfer of all or substantially all of the assets of the Company, (b) a reorganization, merger, or consolidation of the Company with or into any other limited liability company or entity, or an acquisition of the Company effected by an exchange of outstanding securities of the Company, or a redemption or repurchase of the outstanding Units issued by the Company (other than the redemption or repurchase of the Non-Voting Units), in which transaction the Company’s members immediately prior to such transaction own immediately after such transaction less than fifty percent (50%) of the equity securities of the surviving limited liability company or entity (or its parent), (c) any sale of voting control or other transaction similar to those described in clause (b) above, following which the Company’s members immediately prior to such transaction
RHA Amended and Restated Articles of Organization

no longer hold effective control of the Company following such transaction, whether through voting power, ownership, ability to elect Managers, or otherwise, or (d) liquidation, dissolution, shut down cessation of business, whether voluntary or involuntary, or other winding up of the Company;

4.	Acquiring any assets and/or operating businesses in excess of $25,000 in value;

5.	Incurring any indebtedness for borrowed money;

6.	Encumbering any of the assets of the Company by creating outside third-party obligations;

7.	Any leasing of equipment, individually or in the aggregate, in excess of $25,000 per annum;

8.	Increasing the number of authorized units of membership of the Company;

9.	Selling of all or substantially all of the Company’s equity interests or assets;

10.	Changing compensation to Company executives and/or declaring and paying any bonuses;

11.	Declaration and/or distributing of any distributions to Members;

12.	Changing the headquarters location of the Company;

13.	Changing the Company’s name;

14.	Entering into any new or revised facility-building leases;

15.	Filing bankruptcy voluntarily on behalf of the Company;

16.	Making changes or additions in outside accountants and/or legal counsel of the Company;

17.	Changing the total number of Managers or otherwise making, altering, amending or rescinding the Operating Agreement or the Company’s Amended and Restated Articles of Organization;

18.	Making a determination of “Disability,” as such term is defined in the employment agreement of Michael Schuster (the “Schuster Employment Agreement”) described in Section 5.2 of that certain Membership Interest Purchase Agreement dated October 30, 2007 (the “Membership Interest Purchase Agreement”), by and among SCAH, as the buyer; Carol Schuster and the Company, as the sellers; Tri-Isthmus Group, Inc. and Michael Schuster, RHA Tishomingo, LLC, RHA Stroud, LLC and RHA Anadarko, LLC;.
RHA Amended and Restated Articles of Organization

19.	Making changes to the Company’s business plan, including, without limitation, changes to the business or manner of business as conducted or presently contemplated to be conducted by the Company pursuant to such business plan;

20.	Entering into transactions with affiliates of Members or Managers of the Company;

21.	Creating subsidiaries;

22.	Effecting a redemption of Units, including, without limitation, the redemption of the Non-Voting Units pursuant to the Operating Agreement;

23.	Approving contracts with non-competes or most favored nation provisions binding on the Company;

24.	Appointing any committee authorized to act in the place of the Board of Managers;

25.	Taking any action that would materially affect the rights of Carol Schuster, Michael Schuster or Buyer under the Operating Agreement, the Schuster Employment Agreement and the Membership Interest Purchase Agreement (collectively, the “Transaction Agreements”), or any other agreement entered into by Carol Schuster, Michael Schuster or Buyer in connection with the transactions contemplated by the Transaction Agreements;

26.	Permitting any Member, substitute Member or holder of an economic interest in a Unit to, directly or indirectly, sell, assign, pledge, mortgage or otherwise dispose of, encumber or transfer its Interest in the Company;

27.	Admitting additional Members or substitute Members;

28.	Selecting an appraiser for, or otherwise making a determination of, the fair market value of the Units, whether pursuant to the Operating Agreement or otherwise;

29.	The offering, selling or issuing of any new securities by the Company;

30.	Approving loans to the Company by Members;

31.	Doing any act in contravention of the Transaction Agreements or any other agreement entered into by Carol Schuster, Michael Schuster or SCAH in connection with the transactions contemplated by the Transaction Agreements (including any act which requires approval of Members) or failing to do any act required by the Transaction Agreements or any other agreement entered into by Carol Schuster, Michael Schuster or SCAH in connection with the transactions contemplated by the Transaction Agreements;

32.	Doing any act which would make it impossible to carry on the ordinary business of the Company;
RHA Amended and Restated Articles of Organization

33.	Confessing a judgment against the Company in connection with any threatened or pending legal action;

34.	Approving any capital contributions not contemplated by the Membership Interest Purchase Agreement;

35.	Electing the method under Section 704(c) to handle any disparity between the fair market value of property contributed by a Member from the contributing Member’s adjusted tax basis in the property; or

36.	Approving the dissolution of the Company.
ARTICLE SEVEN
     Any action taken at any annual or special meeting of the Members may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents, setting forth the action so taken, is signed by all Members having the right to vote upon the matter.
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RHA Amended and Restated Articles of Organization

     IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Organization this 30th day of October, 2007.

CAROL SCHUSTER, MANAGER
RHA Amended and Restated Articles of Organization